Exhibit 4.1

Execution Version

Northwest Natural Holding Company

$50,000,000 5.35% Senior Notes, Series E, due June 4, 2031
$10,000,000 5.35% Senior Notes, Series F, due August 5, 2031
$60,000,000 5.83% Senior Notes, Series G, due August 5, 2036

______________

Note Purchase Agreement

______________

Dated June 4, 2026

Table of Contents
Section        Heading    Page
Section 2.    Sale and Purchase of Notes    1
Section 3.    Execution; Closing    2
Section 4.    Conditions to Closing    2
Section 4.1.    Representations and Warranties    2
Section 4.2.    Performance; No Default or Change in Control    2
Section 4.3.    Compliance Certificates    3
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted By Applicable Law, Etc.    3
Section 4.6.    Sale of Other Notes    3
Section 4.7.    Payment of Special Counsel Fees    3
Section 4.8.    Private Placement Number    4
Section 4.9.    Changes in Corporate Structure    4
Section 4.10.    Funding Instructions    4
Section 4.11.    Offeree Letter    4
Section 4.12.    Proceedings and Documents    4
Section 5.    Representations and Warranties of the Company    5
Section 5.1.    Organization; Power and Authority    5
Section 5.2.    Authorization, Etc.    5
Section 5.3.    Disclosure    5
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    6
Section 5.5.    Financial Statements; Material Liabilities    6
Section 5.6.    Compliance with Laws, Other Instruments, Etc.    6
Section 5.7.    Governmental Authorizations, Etc.    7
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    7
Section 5.9.    Taxes    7
Section 5.10.    Title to Property; Leases    7
Section 5.11.    Licenses, Permits, Etc.    8
Section 5.12.    Compliance with Employee Benefit Plans    8
Section 5.13.    Private Offering by the Company    8
Section 5.14.    Use of Proceeds; Margin Regulations    9
Section 5.15.    Existing Indebtedness    9
Section 5.16.    Foreign Assets Control Regulations, Etc.    9
Section 5.17.    Investment Company Act    10
Section 5.18.    Ranking of Obligations    10
Section 5.19.    Environmental Matters    10
Section 6.    Representations of the Purchasers    11
Section 6.1.    Purchase for Investment    11
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Section 6.2.    Source of Funds    11
Section 7.    Information as to Company    13
Section 7.1.    Financial and Business Information    13
Section 7.2.    Officer’s Certificate    15
Section 7.3.    Visitation    16
Section 7.4.    Electronic Delivery    16
Section 8.    Payment and Prepayment of the Notes    17
Section 8.1.    Maturity    17
Section 8.2.    Optional Prepayments with and without Make-Whole Amount    17
Section 8.3.    Allocation of Partial Prepayments    18
Section 8.4.    Maturity; Surrender, Etc.    18
Section 8.5.    Purchase of Notes    18
Section 8.6.    Make-Whole Amount    19
Section 8.7.    Payments Due on Non-Business Days    20
Section 8.8.    Change in Control    21
Section 9.    Affirmative Covenants.    22
Section 9.1.    Compliance with Laws    22
Section 9.2.    Insurance    22
Section 9.3.    Maintenance of Properties    22
Section 9.4.    Payment of Taxes    23
Section 9.5.    Corporate Existence, Etc.    23
Section 9.6.    Books and Records    23
Section 9.7.    Ranking of Obligations    23
Section 10.    Negative Covenants.    24
Section 10.1.    Transactions with Affiliates    24
Section 10.2.    Fundamental Changes    24
Section 10.3.    Line of Business    26
Section 10.4.    Economic Sanctions, Etc.    26
Section 10.5.    Liens    26
Section 10.6.    Maintenance of Consolidated Indebtedness to Total Capitalization    28
Section 10.7.    Subsidiary Guarantors    29
Section 10.8.    Subsidiary Dividends    29
Section 10.9.    Restricted Payments    29
Section 11.    Events of Default    29
Section 12.    Remedies on Default, Etc.    31
Section 12.1.    Acceleration    31
Section 12.2.    Other Remedies    32
Section 12.3.    Rescission    32
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Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc.    32
Section 13.    Registration; Exchange; Substitution of Notes    33
Section 13.1.    Registration of Notes    33
Section 13.2.    Transfer and Exchange of Notes    33
Section 13.3.    Replacement of Notes    34
Section 14.    Payments on Notes    34
Section 14.1.    Place of Payment    34
Section 14.2.    Payment by Wire Transfer    34
Section 14.3.    FATCA Information    35
Section 15.    Expenses, Etc.    35
Section 15.1.    Transaction Expenses    35
Section 15.2.    Certain Taxes    36
Section 15.3.    Survival    36
Section 16.    Survival of Representations and Warranties; Entire Agreement    36
Section 17.    Amendment and Waiver    37
Section 17.1.    Requirements    37
Section 17.2.    Solicitation of Holders of Notes    37
Section 17.3.    Binding Effect, Etc.    38
Section 17.4.    Notes Held by Company, Etc.    38
Section 18.    Notices    38
Section 19.    Reproduction of Documents    39
Section 20.    Confidential Information    39
Section 21.    Substitution of Purchaser    41
Section 22.    Miscellaneous    41
Section 22.1.    Successors and Assigns    41
Section 22.2.    Accounting Terms    41
Section 22.3.    Severability    42
Section 22.4.    Construction, Etc.    42
Section 22.5.    Counterparts; Electronic Contracting    43
Section 22.6.    Governing Law    43
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    43
Section 22.8.    Paying Agent    44

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Schedule A        —    Defined Terms

Schedule 1A        —    Form of 5.35% Senior Note, Series E, due June 4, 2031

Schedule 1B        —    Form of 5.35% Senior Notes, Series F, due August 5, 2031

Schedule 1C        —    Form of 5.83% Senior Notes, Series G, due August 5, 2036

Schedule 4.4(a)(1)    —    Form of Opinion of In-House Counsel for the Company

Schedule 4.4(a)(2)    —     Form of Opinion of Special Counsel for the Company

Schedule 4.4(b)    —    Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3        —    Disclosure Materials

Schedule 5.4        —    Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5        —    Financial Statements

Schedule 5.15        —    Existing Indebtedness

Schedule 10.5        —    Existing Liens

Exhibit 13.2(A)        —    Form of Transfer Certificate (Transferor)

Exhibit 13.2(B)        —    Form of Transfer Certificate (Transferee)

Purchaser Schedule —    Information Relating to Purchasers

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Northwest Natural Holding Company

250 SW Taylor Street
Portland, Oregon 97204

$50,000,000 5.35% Senior Notes, Series E, due June 4, 2031
$10,000,000 5.35% Senior Notes, Series F, due August 5, 2031
$60,000,000 5.83% Senior Notes, Series G, due August 5, 2036

June 4, 2026

To Each of the Purchasers Listed in
    the Purchaser Schedule Hereto:
Ladies and Gentlemen:
Northwest Natural Holding Company, an Oregon corporation (the “Company”), agrees with each of the Purchasers as follows:
Section 1.    Authorization of Notes.
The Company will authorize the issue and sale of (a) $50,000,000 aggregate principal amount of its 5.35% Senior Notes, Series E, due June 4, 2031 (the “Series E Notes”), (b) $10,000,000 aggregate principal amount of its 5.35% Senior Notes, Series F, due August 5, 2031 (the “Series F Notes”) and (c) $60,000,000 aggregate principal amount of its 5.83% Senior Notes, Series G, due August 5, 2036 (the “Series G Notes”; and collectively with the Series E Notes and the Series F Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13.3). Each series of Notes is sometimes referred to herein as a “series.” The Notes shall be substantially in the form set out in Schedule 1A, Schedule 1B and Schedule 1C, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.
Section 2.    Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at each Closing provided for in Section 3, Notes in the principal amount and series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser

Northwest Natural Holding Company        Note Purchase Agreement
shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3.    Execution; Closing.
The execution and delivery of this Agreement and the sale and purchase of the Series E Notes to be purchased by such Purchasers as set forth on the Purchaser Schedule shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, IL 60606 (the “Chapman Offices”), at 8:00 am Chicago time, at a first closing on June 4, 2026 (the “First Closing”). The sale and purchase of the Series F Notes and the Series G Notes to be purchased by such Purchasers as set forth on the Purchaser Schedule shall occur at the Chapman Offices, at 8:00 am Chicago time, at a second closing on August 5, 2026 (the “Second Closing”, and together with the First Closing, each a “Closing” and together, the “Closings”). At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as provided in the funding instructions delivered pursuant to Section 4.10. If at such Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
If at either Closing one or more Purchasers shall fail to purchase Notes which such Purchaser(s) is obligated to purchase under this Agreement after the fulfillment, prior to or at such Closing, of the conditions set forth in Section 4, the Company shall have the option of terminating its obligation to sell any Notes only to such defaulting Purchaser(s) and be relieved of all further obligations under this Agreement only with respect to such defaulting Purchaser(s).
Section 4.    Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
    Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at each Closing (except with respect to representations and warranties made as of a specific date, in which case they shall be correct as of such date).
    Section 4.2.    Performance; No Default or Change in Control. The Company shall have performed and complied with all agreements and conditions contained in this Agreement

Northwest Natural Holding Company        Note Purchase Agreement
required to be performed or complied with by it prior to or at each Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change in Control, Default or Event of Default shall have occurred and be continuing.
    Section 4.3.    Compliance Certificates.
    (a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
    (b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary, Assistant Secretary or another appropriate officer, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
    Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Megan H. Berge, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company, and Baker Botts L.L.P., as special counsel to the Company, substantially in the form set forth in Schedules 4.4(a)(i) and 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
    Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof (excluding any of the foregoing that are of general application to the business of a Purchaser). If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
    Section 4.6.    Sale of Other Notes. Subject to the last sentence of Section 3, contemporaneously with each Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule.

Northwest Natural Holding Company        Note Purchase Agreement
    Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before each Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to such Closing.
    Section 4.8.    Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services shall have been obtained for each series of Notes.
    Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
    Section 4.10.    Funding Instructions. (a) At least five (5) Business Days prior to the date of each Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for such Purchaser’s Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least five (5) Business Days prior to the date of such Closing and (iv) contact information of a representative at the transferee bank and a representative at the Company who will be available to confirm such instructions by telephone and e-mail.
    (b)    Each Purchaser has the right, but not the obligation, upon written notice (which may be by e-mail) to the Company, to elect to deliver a micro deposit (equal to or less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to such Closing.  If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing.  The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.
    (c)    At least two (2) Business Days prior to the date of each Closing, if requested by a Purchaser, a Responsible Officer of the Company shall have confirmed the aforementioned written instructions in a live video conference call made available to the Purchasers.
    Section 4.11.    Offeree Letter. BofA Securities, Inc. and RBC Capital Markets, LLC (collectively, the “Agents”) shall have delivered to the Company, its counsel and the counsel referred to in Section 4.4(b) an offeree letter, in form and substance satisfactory to the Company and its counsel and the counsel referred to in Section 4.4(b), confirming the manner of the offering of the Notes by the Agents and the number of offerees.
    Section 4.12.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special

Northwest Natural Holding Company        Note Purchase Agreement
counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.    Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser as of the date of each Closing (except with respect to representations and warranties made as of a specific date, in which case they shall be correct as of such date) that:
    Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in valid existence would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
    Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 5.3.    Disclosure. The Company, through the Agents, has delivered or made available to each Purchaser a copy of an Investor Presentation, dated May 2026 (the “Investor Presentation”), and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and the Company’s Current Reports on Form 8-K filed with the SEC on February 27, 2026 and March 24, 2026, in each case to the extent filed (and not furnished) by the Company with the SEC under the Exchange Act (collectively, the “Exchange Act filings”) (this Agreement, the Investor Presentation, the Exchange Act filings and the documents, certificates or other writings delivered or made available to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, collectively, the “Disclosure Documents”). The Disclosure Documents fairly describe, in all material respects and as of their respective dates, the general nature of the business and principal properties of the Company and its Subsidiaries. The Disclosure Documents taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2025, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be

Northwest Natural Holding Company        Note Purchase Agreement
expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
    Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.
    (b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary.
    (c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.
    (d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4, customary limitations imposed by corporate law or similar statutes and in the case of any Subsidiary that is a regulated entity, the applicable regulator) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
    Section 5.5.    Financial Statements; Material Liabilities. The Company, through the Agents, has delivered or made available to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in or contemplated by the Disclosure Documents, except for liabilities incurred after the First Closing in the ordinary course of business that individually and in the aggregate would not be reasonably expected to have a Material Adverse Effect.

Northwest Natural Holding Company        Note Purchase Agreement
    Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Significant Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other Material agreement or instrument to which the Company or any Significant Subsidiary is bound or by which the Company or any Significant Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Significant Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Significant Subsidiary. The representation by the Company to each Purchaser in subsection (iii) of this Section 5.6 is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.1 as to its purchase for investment and purchaser status.
    Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
    Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in or contemplated by the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    Neither the Company nor any Significant Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.9.    Taxes. The Company and each Significant Subsidiary have filed or caused to be filed all state and Federal tax returns that to the knowledge of the Company are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to

Northwest Natural Holding Company        Note Purchase Agreement
which the Company or any Significant Subsidiary, as the case may be, has established reserves in accordance with GAAP.
    Section 5.10.    Title to Property; Leases. The Company and each Significant Subsidiary have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business). All leases that are Material are valid and subsisting and are in full force and effect in all material respects.
    Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Significant Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
    (b)    To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
    (c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
    Section 5.12.    Compliance with Employee Benefit Plans. (a) The Company is in compliance in all material respects with all applicable provisions of ERISA. The Company has not violated any provision of any Plan maintained or contributed to by the Company which could, insofar as the Company may reasonably foresee, have a Material Adverse Effect. No ERISA Event has occurred and is continuing with respect to any Plan. Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP. The Company and its Subsidiaries do not have any Non-U.S. Plans.
    (b)     (i) None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and (ii) the execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b)(ii) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 and the completeness of such Purchaser’s disclosures pursuant to Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Northwest Natural Holding Company        Note Purchase Agreement
    Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty-five (25) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. The Company has provided each Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or delivery of any Guaranties in respect of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, including the jurisdiction that governs the Company’s internal affairs.
    Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes, including but not limited to the repayment of outstanding debt of the Company and its subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
    Section 5.15.    Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness in a principal amount in excess of $5,000,000 of the Company and its Subsidiaries as of March 31, 2026 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or any Significant Subsidiary. Neither the Company nor any Significant Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Significant Subsidiary and, no event or condition exists with respect to any Indebtedness of the Company or any Significant Subsidiary the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (b)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such

Northwest Natural Holding Company        Note Purchase Agreement
Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
    Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom, or the European Union.
    (b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
    (c)    No part of the proceeds from the sale of the Notes hereunder:
    (i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;
    (ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
    (iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
    (d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
    Section 5.17.    Investment Company Act. Neither the Company nor any Subsidiary is required to register as an “investment company” under the Investment Company Act of 1940.
    Section 5.18.    Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

Northwest Natural Holding Company        Note Purchase Agreement
    Section 5.19.    Environmental Matters. Except as disclosed in or contemplated by the Disclosure Documents, (a) neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;
    (b)    neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
    (c)    neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
    (d)    neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and
    (e)    all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 6.    Representations of the Purchasers.
    Section 6.1.    Purchase for Investment. Each Purchaser severally represents that (i) it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D of the Securities Act and it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has (or its investment manager or investment advisor has) knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and it is able to bear the economic risk of holding the Notes for an indefinite period of time. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes, nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes

Northwest Natural Holding Company        Note Purchase Agreement
purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid. Each Purchaser also severally represents that the Company has provided such Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes.
    Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
    (a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
    (b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
    (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
    (d)    the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Sections I(c), I(g) (regarding

Northwest Natural Holding Company        Note Purchase Agreement
eligibility), and I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
    (e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
    (f)    the Source is a governmental plan; or
    (g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
    (h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 7.    Information as to Company
    Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and holder of a Note that is an Institutional Investor:
    (a)    Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

Northwest Natural Holding Company        Note Purchase Agreement
    (i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
    (ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
    (b)    Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
    (i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
    (ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
    (c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

Northwest Natural Holding Company        Note Purchase Agreement
    (d)    Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
    (e)    Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request; provided that the delivery within the time period specified above of a Current Report on Form 8-K prepared in accordance with the requirements of Form 8-K for disclosing the resignation or replacement of auditors and filed with the SEC or otherwise available on EDGAR shall be deemed to satisfy the requirements of this Section 7.1(e) and provided further that the Company shall be deemed to have made such delivery of such Form 8-K if it shall have timely made delivery thereof in accordance with Section 7.4; and
    (f)    Requested Information — with reasonable promptness, the Notes Register and such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note, including (x) information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes and (y) any “know your customer” information in connection with periodic updates or confirmation of information, significant events or changes to the Company’s or obligor group’s organizational structure (including changes in equity ownership or any acquisition of any interest in any other entity) for the purpose of completing a due diligence review or verifying compliance with Economic Sanctions Laws.
    Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
    (a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.2 or Section 10.6 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has

Northwest Natural Holding Company        Note Purchase Agreement
made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
    (b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
    Section 7.3.    Visitation. The Company shall permit the representatives of each Purchaser or holder of a Note that is an Institutional Investor:
    (a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld, and subject to the confidentiality provisions set forth in Section 20) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided, that such visits shall not occur more frequently than once per calendar year; and
    (b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries, subject to the confidentiality provisions consistent with Section 20 of this Agreement), all at such times and as often as may be requested.
    Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed

Northwest Natural Holding Company        Note Purchase Agreement
to have been delivered if the Company satisfies any of the following requirements with respect thereto:
    (a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
    (b)    the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and both a link to such form on EDGAR and the related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
    (c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c), 7.1(d), 7.1(e) or 7.1(f), are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or
    (d)    the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser and holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.
Section 8.    Payment and Prepayment of the Notes.
    Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
    Section 8.2.    Optional Prepayments with and without Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time

Northwest Natural Holding Company        Note Purchase Agreement
to time any part of, the outstanding Notes of any series, in an amount not less than 5% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that so long as no Default or Event of Default shall then exist, at any time on or after May 4, 2031, the Company may, at its option, upon notice as provided below, prepay all or any part of the Series E Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date but without the payment of a Make-Whole Amount; provided, further that, so long as no Default or Event of Default shall then exist, at any time on or after July 5, 2031, the Company may, at its option, upon notice as provided below, prepay all or any part of the Series F Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date but without the payment of a Make-Whole Amount; provided, further that, so long as no Default or Event of Default shall then exist, at any time on or after May 5, 2036, the Company may, at its option, upon notice as provided below, prepay all or any part of the Series G Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date but without the payment of a Make-Whole Amount. The Company will give each holder of Notes of any series then subject to repayment pursuant to this Section 8.2 written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders of such series agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount and series of the Notes to be prepaid on such date, the principal amount and series of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Notwithstanding anything herein to the contrary, if the Company makes an optional prepayment under this Section 8.2 of less than all Notes at a time when a Default or Event of Default is continuing, the principal amount prepaid shall be allocated among all series of Notes then outstanding, as nearly as practicable, pro rata in accordance with the respective aggregate principal amounts of such series outstanding immediately prior to such prepayment.
    Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of the series being prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Notwithstanding the foregoing, the Company may optionally prepay any series of Notes without the allocation of such prepayment among all other series of the Notes at the time outstanding, if such series is paid in full on or after May 4, 2031, in the case of the Series E Notes, on or after July 5, 2031, in the case of the Series F Notes, and on or after May 5, 2036, in the case of the Series G Notes . All partial prepayments made pursuant to Section 8.8 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Northwest Natural Holding Company        Note Purchase Agreement
    Section 8.4.    Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
    Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 10 Business Days. If the holders of more than 35% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
    Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

Northwest Natural Holding Company        Note Purchase Agreement
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such

Northwest Natural Holding Company        Note Purchase Agreement
Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
    Section 8.7.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
    Section 8.8.    Change in Control.
    (a)    Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice, in reasonable detail, the nature and date of such Change in Control to each holder of Notes. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control Event, give written notice of such Change in Control Event to each holder of Notes. Such notice of a Change in Control Event shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.
    (b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).
    (c)    Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company at least 5 Business Days prior to the Section 8.8 Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8, or to accept an offer as to all of the Notes held by such holder, in each case on or before the 5th Business Day preceding the Section 8.8 Proposed Prepayment Date, shall be deemed to constitute a rejection of such offer by such holder.

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    (d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without any Make-Whole Amount or other premium.
    (e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control Event.
    (f)    Definitions. For purposes of this Agreement, the following defined terms have the below meanings:
“Change in Control” means that either (x) a person or group (as defined in the Securities Exchange Act of 1934) has acquired more than 50% of the voting stock of the Company or (y) a majority of the board of directors of the Company shall cease to be composed of individuals who were members of such board on the date of the First Closing (“Existing Directors”) or were approved by a majority of the Existing Directors and previously approved directors; and
“Change in Control Event” means that (x) a “change in control event” (as defined in the Prior Note Purchase Agreements) shall have occurred or (y) both (i) a Change in Control shall have occurred and (ii) within the period of 90 days after the Change in Control, the Company fails to have a rating from at least one of S&P, Fitch or Moody’s that is an Investment Grade Rating as a result of such Change in Control.
Section 9.    Affirmative Covenants.
From the date of this Agreement until each Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
    Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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    Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except in each case to the extent that any non-compliance with the terms of this Section 9.2 would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.4.    Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges or levies could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each Significant Subsidiary (unless merged into the Company or a Wholly-Owned Subsidiary) and all Material rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
    Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP in all Material respects and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and

Northwest Natural Holding Company        Note Purchase Agreement
its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
    Section 9.7.    Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes shall at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.
If the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to a Closing, then any of the Purchasers may elect not to purchase the Notes on the date of such Closing that is specified in Section 3.
Section 10.    Negative Covenants.
From the date of this Agreement until each Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
    Section 10.1.    Transactions with Affiliates. Except as otherwise permitted by this Agreement, the Company will not, and will not permit any Significant Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or any Significant Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or any Significant Subsidiary, as the case may be, than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing shall not prohibit (a) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies and otherwise as set forth above or on a fully allocated cost basis or as otherwise approved by a regulatory body and (b) transactions conducted in a manner required by applicable law, rule or regulation.
    Section 10.2.    Fundamental Changes. (a) The Company covenants and agrees that it will not, and will not permit NW Natural to, without the consent of the Required Holders, consolidate with or merge with any other Person or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, except that:
    (i)    any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries of the Company (provided that if any such transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation);

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    (ii)    any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or another wholly-owned Subsidiary of the Company;
    (iii)    the Company may be merged or consolidated with any other Person, or sell all or substantially all of its assets (in a single transaction or series of transactions), if:
    (x)    either (A) the Company is the surviving corporation, or (B) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, lease or sale of all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation, partnership, limited liability company or business trust, (I) such corporation, partnership, limited liability company or business trust shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (II) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
    (y)    immediately after giving effect to such merger, consolidation or sale, there shall exist no condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default; and
    (z)    all representations and warranties contained in Section 5 hereof are true and correct in all material respects (except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation shall be true and correct in all respects) on and as of the date of the consummation of such merger or sale, and after giving effect thereto, as though restated on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation shall be true and correct in all respects) as of such earlier date).

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    (iv)    NW Natural may be merged or consolidated with any other Person, or sell all or substantially all of its assets (in a single transaction or series of transactions), if:
    (x)    either (A) NW Natural is the survivor of such merger or consolidation and after giving effect to such transaction the Company owns 100% of the Equity Interests of NW Natural (other than a single share of the junior preferred capital stock of NW Natural held by an independent third party), free and clear of any lien, pledge, charge or other security interest or (B) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, lease or sale of all or substantially all of the assets of such Significant Subsidiary as an entirety, as the case may be, shall be (I) wholly owned by the Company (other than a single share of the junior preferred capital stock of NW Natural held by an independent third party), and (II) a solvent corporation, partnership, limited liability company or business trust that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia);
    (y)    immediately after giving effect to such merger, consolidation or sale, there shall exist no condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default, and
    (z)    all representations and warranties contained in Section 5 hereof are true and correct in all material respects (except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation shall be true and correct in all respects) on and as of the date of the consummation of such merger or sale, and after giving effect thereto, as though restated on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation shall be true and correct in all respects) as of such earlier date).
    (b)    The Company covenants and agrees that it will not, without the consent of the Required Holders, cease to own, directly or indirectly, 100% of the Equity Interests of NW Natural (other than a single share of the junior preferred capital stock of NW Natural held by an independent third party), free and clear of any lien, pledge, charge or other security interest.
    Section 10.3.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the businesses in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the businesses in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

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    Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any Economic Sanctions Laws.
    Section 10.5.    Liens. The Company will not directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
    (a)    Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 9.4;
    (b)    Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance, pensions, social security programs and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations, and not in connection with the borrowing of money;
    (c)    Liens consisting of controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon any property of the Company or the ownership, operation or use thereof or upon the Company with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
    (d)    Liens resulting from judgments or other legal proceedings, unless such judgments are not, within 60 days after entry thereof or later due date, as applicable, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;
    (e)    Liens existing as of the First Closing and set forth on Schedule 10.5 to the extent securing Indebtedness in a principal amount in excess of $5,000,000;

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    (f)    survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, (i) which are necessary for the conduct of the activities of the Company or which customarily exist on properties of corporations engaged in similar activities and similarly situated and (ii) which do not in any event Materially impair their use in the operation of the business of the Company or the value of such properties;
    (g)    Liens created or incurred after the date of the First Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Company, including Liens existing on such property or assets at the time of acquisition thereof or at the time of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 365 days of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property or assets, whether or not assumed by the Company, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by a Senior Financial Officer of the Company) or the cost of construction on the date of completion thereof, and (iv) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;
    (h)    any Lien existing on property or assets of a Person at the time such Person is consolidated with or merged into the Company, or any Lien existing on any property or assets acquired by the Company at the time such property or assets are so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that each such Lien shall extend solely to the property or assets so acquired;
    (i)    Liens constituted by a right of set off or rights over a margin call account, or any form of cash collateral, or any similar arrangement, securing Permitted Commodity Hedging Obligations and/or Permitted Swap Contracts and/or physical trade obligations;
    (j)    other Liens created or incurred after the date of the First Closing securing Indebtedness of the Company not otherwise permitted by clauses (a) through (i), provided that the aggregate principal amount of Indebtedness of the Company secured by a Lien permitted by this Section 10.5(j) shall not at any time exceed 15% of Consolidated Total Assets (determined as of the end of the then most recently ended quarterly fiscal period), provided, further, that notwithstanding the foregoing, the Company shall not, and shall

Northwest Natural Holding Company        Note Purchase Agreement
not permit any of its Subsidiaries to, secure pursuant to this Section 10.5(j) any Indebtedness outstanding under or pursuant to any Material Credit Facility for which the Company is a borrower or a full recourse guarantor unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; and
    (k)    any extension, renewal or refunding of any Lien permitted by the preceding clauses (e), (g) and (h) of this Section 10.5 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, (iii) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Indebtedness is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of the Company) to which such Lien is attached, and (iv) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.
    Section 10.6.    Maintenance of Consolidated Indebtedness to Total Capitalization. The Company covenants and agrees that, as at the end of any fiscal quarter of the Company, it will not permit Consolidated Indebtedness to be greater than 70% of Total Capitalization.
    Section 10.7.    Subsidiary Guarantors. The Company will not permit any of its Subsidiaries to guarantee or otherwise become liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness of the Company under any Material Credit Facility for which the Company is a borrower.
    Section 10.8.    Subsidiary Dividends. The Company will not permit to exist any contractual restriction or other restriction in the certificate of incorporation or bylaws of any Significant Subsidiary, on the ability of such Significant Subsidiary to pay dividends to the Company, other than (i) any provision which restricts the ability of the utility to pay dividends to the Company that is required by any utility regulatory commission with jurisdiction over the Company or such Significant Subsidiary, (ii) customary limitations in agreements governing Indebtedness that prohibit dividends during the existence of a default or event of default thereunder, (iii) provisions with respect to the disposition or distribution of assets or property in asset sale agreements, stock sale agreements and other similar agreements that are otherwise not prohibited by this Agreement, and (iv) arising and agreed to in the ordinary course of business, not relating to any Indebtedness, and that, in the good faith judgment of an authorized officer of the Company, do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Subsidiary in any manner material to the Company or any Subsidiary or that would reasonably be expected to limit the Company’s ability to repay the Notes.

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    Section 10.9.    Restricted Payments. The Company shall not at any time, declare or make, or incur any liability to declare or make, any Restricted Payment unless:
    (a)    such Restricted Payment would not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company; and
    (b)    immediately after giving effect to such action no Default or Event of Default would exist.
If the Company fails to comply with any provision of Section 10 on or after the date of this Agreement and prior to a Closing, then any of the Purchasers may elect not to purchase the Notes on the date of such Closing that is specified in Section 3.
Section 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
    (a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
    (b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
    (c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2 or 10.6; or
    (d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
    (e)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished by the Company in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect (or to the extent such representation or warranty is qualified by materiality, in any respect) on the date as of which made; or
    (f)    (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company

Northwest Natural Holding Company        Note Purchase Agreement
or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, unless, in the good faith judgment of the Company, any such situation described in any of the foregoing clauses (i) and (ii) with respect to a Non-Significant Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect; or
    (g)    the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing, unless, in the good faith judgment of the Company, any such situation described in any of the foregoing clauses (i) through (vi) with respect to a Non-Significant Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect; or
    (h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days, unless, in the good faith judgment of the Company, any such order or petition with respect to a Non-Significant Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect; or
    (i)    any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h), unless, in the good faith judgment of the Company, any such event with respect to a Non-Significant Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect; or

Northwest Natural Holding Company        Note Purchase Agreement
    (j)    one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment) (to the extent not covered by an independent third party insurance company that is solvent and acknowledges in writing coverage for such judgment or order), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and any Significant Subsidiary and which judgments are not, within 60 days after entry thereof or later due date, as applicable, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay, unless, in the good faith judgment of the Company, any such judgment or order rendered against a Non-Significant Subsidiary would not, individually or in the aggregate, have a Material Adverse Effect; or
    (k)    an ERISA Event shall have occurred (other than NW Natural’s December 22, 2013 withdrawal from the Western States Office and Professional Employees International Union Pension Fund) that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
Section 12.    Remedies on Default, Etc.
    Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
    (b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
    (c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of

Northwest Natural Holding Company        Note Purchase Agreement
Default, is intended to provide compensation for the deprivation of such right under such circumstances.
    Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
    Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.
Section 13.    Registration; Exchange; Substitution of Notes.
    Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office or at such other office, including the office of the Paying Agent, if specified in writing by the Company to each holder as set forth in Section 22.8, a register for the registration and registration of transfers of Notes (the “Notes Register”). In accordance with Section 22.8, the Company may appoint a Paying Agent to act as registrar and keep at its office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more

Northwest Natural Holding Company        Note Purchase Agreement
Notes shall be registered in the Notes Register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such Notes Register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall, or shall cause the Paying Agent, if any, to, give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders and beneficial owners of Notes, as recorded in the Notes Register.
    Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) or at such other office, including the office of the Paying Agent if so appointed and as specified in writing by the Company to each holder in accordance with Section 22.8, for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by (1) a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing, which shall also include a certificate in substantially the form of Exhibit 13.2(A) hereof, and (2) a notice of such transfer from the transferee of such Note, which shall be in substantially the form of Exhibit 13.2(B) hereof), within 10 Business Days thereafter, the Company shall execute and deliver (or shall cause the Paying Agent, if any, to deliver), at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1A or 1B, as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.
    Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), or at such other office, including the office of the Paying Agent, if any, acting on behalf of the Company if so designated pursuant to Section 22.8, of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of

Northwest Natural Holding Company        Note Purchase Agreement
an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation); and
    (a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
    (b)    in the case of mutilation, upon surrender and cancellation thereof, promptly thereafter, the Company at its own expense shall execute and deliver (or cause the Paying Agent, if any, to deliver), in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.    Payments on Notes.
    Section 14.1.    Place of Payment. Subject to Section 14.2 and Section 22.8, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the place designated by the Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
    Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company, or the Paying Agent, if any, on its behalf, will pay or cause to be paid all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company, and to the Paying Agent, if any, on its behalf, in each case, in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company, or the Paying Agent, if any, on its behalf, made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company, or the Paying Agent, if any, on its behalf, will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect

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transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
    Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
Section 15.    Expenses, Etc.
    Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees of one special outside counsel for all Purchasers and holders, taken as a whole, and, if reasonably required by the Required Holders and reasonably necessary, a single local outside counsel in each relevant jurisdiction and with respect to each relevant specialty for all Purchasers and holders, taken as a whole) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000 and (d) the costs, expenses, fees and disbursements of any Paying Agent connection with the performance of its duties. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and

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finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
    Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
    Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
Section 16.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17.    Amendment and Waiver.
    Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
    (a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

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    (b)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, (iii) change the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or (iv) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20 or any defined term (as it is used therein).
    Section 17.2.    Solicitation of Holders of Notes.
    (a)    Solicitation. The Company will provide each Purchaser and holder of a Note, as applicable, with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each Purchaser and each holder of a Note, as applicable, promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers and holders of Notes.
    (b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or such holder did not consent to such waiver or amendment.
    (c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a Purchaser or a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
    Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon

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them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
    Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 18.    Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (1) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (2) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (3) by an internationally recognized commercial delivery service (charges prepaid) or (4) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient), provided, that, notices of any Default of Event of Default shall not be sent by e-mail and the Company shall receive such notices or communications pursuant to clauses (1), (2) or (3). Any such notice must be sent:
    (i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company, or if applicable, the Paying Agent, if any, in writing,
    (ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company, or if applicable, the Paying Agent, if any, in writing,
    (iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

Northwest Natural Holding Company        Note Purchase Agreement
    (iv)    if to a Paying Agent, to the Paying Agent at such address as the Company shall have specified to each holder in writing in accordance with Section 22.8.
Notices under this Section 18 will be deemed given only when actually received.
Section 19.    Reproduction of Documents.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closings (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, electronic copy or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20.    Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates and its and its affiliates’ respective directors, officers, employees (legal or contractual), agents, partners, attorneys, trustees, limited partners and investors (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes or portfolio management), in each case who agree to hold confidential the Confidential Information, (ii) its auditors, consultants, service providers, financial advisors, investment managers and other professional advisors, in each case who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) if the holder of a Note is a trust or fund, to the beneficiaries or beneficial

Northwest Natural Holding Company        Note Purchase Agreement
owners of such trust or fund, (v) any Institutional Investor to which it transfers or pledges or offers to transfer or pledge such Note or any part thereof or any participation therein and any beneficiary, agent, custodian or trustee in connection therewith (if such Person has agreed in writing prior to its receipt of such Confidential Information to hold the Confidential Information confidential in accordance with this Section 20) and, in each case, any such Person shall have the same rights and obligations with respect to such Confidential Information as the Purchasers have under this Section 20, (vi) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vii) any federal, state or other regulatory authority having jurisdiction over such Purchaser, any recipient of Confidential Information under this Section 20, or in each case, its portfolio or any transactions relating thereto, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or its investment managers or to its investment portfolio or any transactions relating thereto (x) in response to any subpoena or other legal process, (y) in connection with any litigation, arbitration or dispute resolution process to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.
Section 21.    Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such

Northwest Natural Holding Company        Note Purchase Agreement
Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22.    Miscellaneous.
    Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    Section 22.2.    Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Financial Reporting Standards 9 – Financial Instruments or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
    (b)    If the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
    (c)    Notwithstanding anything to the contrary contained herein, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying

Northwest Natural Holding Company        Note Purchase Agreement
the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations (including with respect to assets and liabilities associated with such lease) and deliverables under this Agreement shall be made or delivered, as applicable, in accordance therewith.
    Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
    Section 22.5.    Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and electronic signatures with respect to this Agreement and all documents relating thereto (other than the Notes).  Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Notes) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the

Northwest Natural Holding Company        Note Purchase Agreement
delivery of the signed originals and shall be admissible into evidence for all purposes.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
    Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
    (c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt or on-line confirmation of

Northwest Natural Holding Company        Note Purchase Agreement
delivery furnished by the United States Postal Service or any reputable commercial delivery service.
    (d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
    Section 22.8.    Paying Agent. The Company may designate and appoint a Paying Agent to act as registrar and paying agent on its behalf in connection with the Notes so long as the Company provides written notice to each holder of such designation and appointment, which shall include appropriate notice information contemplated by Section 18 including mailing address, facsimile, e-mail contact and phone number, as applicable. Provided that such notice has been provided, (a) any notice, payment or other delivery to be made by the Company in accordance with this Agreement may be made by the Paying Agent on behalf of the Company and (b) any notice, communication or other delivery to be made by a Purchaser or holder to the Company with respect any matter relating to such Note addressed by Sections 13 and 14 hereof shall be made to the Paying Agent with a copy to the Company. The Company may change the Paying Agent at its discretion upon written notice to each holder.

* * * * *

Northwest Natural Holding Company        Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

    Very truly yours,

    Northwest Natural Holding Company

By: /s/ Brody J. Wilson
    Vice President, Treasurer,
    Controller and
    Chief Accounting Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and
agreed to as of the date hereof.

CoBank, ACB

By: _/s/ Kelli Cholas
Name: Kelli Cholas
Title: Assistant Corporate Secretary

Swiss Reinsurence Company LTD

By: _/s/ Aurelie Hariton-Fardad
Name: Aurelie Hariton-Fardad
Title: Authorized Signatory

Brighthouse Life Insurance Company of NY

By: _/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory

Sirius Series MIM PP USIG Corp. Fund

By: _/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory
[Signature Page]

Metropolitan Tower Life Insurance Company

By: _/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory

MetLife Insurance Co. of Korea, LTD.

By: _/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory

Equitable Financial Life Insurance Company of America

By: /s/ Svetlana Goldenberg
Name: Svetlana Goldenberg
Title: Investment Officer

Equitable Financial Life Insurance Company

By: /s/ Svetlana Goldenberg
Name: Svetlana Goldenberg
Title: Investment Officer
[Signature Page]

RGA Reinsurance Company

By: /s/ Curtis Spillers
Name: Curtis Spillers
Title: Vice President – Head of Private Placements

Thrivent Financial for Lutherans

By: /s/ Robinson Ewald
Name: Robinson Ewald
Title: Senior Research Analyst

Modern Woodmen of America

By: /s/ Robert D. Cleppe
Name: Robert D. Cleppe
Title: Chief Investment Officer and Treasurer

By: /s/ Jordan C. Turnbull
Name: Jordan C. Turnbull
Title: Jr. Portfolio Manager, Fixed Income

CMFG Life Insurance Company

By: MEMBERS Capital Advisors, Inc.,
(d/b/a TruStage Investment Management)
acting as Investment Advisor

By: _/s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments
[Signature Page]

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly (other than through an index or similar fund), 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agents” is defined in Section 4.11.
“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Bank Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of November 3, 2025, by and among the Company, as the borrower, and certain banks and other financial institutions party thereto from time to time as lenders and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be further amended, restated, amended and restated, supplemented, refinanced, substituted, replaced or otherwise modified from time to time.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality
Schedule A
(to Note Purchase Agreement)

of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Portland, Oregon are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Change in Control” is defined in Section 8.8.
“Change in Control Event” is defined in Section 8.8.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Confidential Information” is defined in Section 20.
“Consolidated Indebtedness” means, at a particular date, all Indebtedness, calculated for the Company and its Subsidiaries on a consolidated basis.
“Consolidated Total Assets” means all assets, calculated for the Company and its Subsidiaries on a consolidated basis.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Distribution” means, in respect of any corporation, association or other business entity:
    (a)    dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and
    (b)    the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.
“Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(b)(1) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan (other than with respect to NW Natural’s December 22, 2013 withdrawal from the Western States Office and Professional Employees International Union Pension Fund); or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability (other than with respect to NW Natural’s December 22, 2013 withdrawal from the Western States Office and Professional Employees International Union Pension Fund) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in endangered or critical status, within the meaning of Title IV of ERISA.
“Event of Default” is defined in Section 11.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“First Closing” is defined in Section 3.
“Fitch” means Fitch, Inc., doing business as Fitch Ratings.
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.
“Governmental Authority” means

    (a)    the government of
    (i)    the United States of America or any state or other political subdivision thereof, or
    (ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
    (b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
    (a)    to purchase such indebtedness or obligation or any property constituting security therefor;
    (b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
    (c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
    (d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the Notes Register maintained by the Company, or the Paying Agent on its behalf, pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 15.1, 15.2, 17.2 and 18 and any related definitions in this Schedule A (including the definition of “Institutional Investor”), “holder” shall mean the beneficial owner of such Note whose name and address appears in the Notes Register.
“Hybrid Securities” means debt or equity securities that meet the following requirements:
    (a)    such securities are issued by (i) the Company or (ii) a Subsidiary (a “Hybrid Securities Subsidiary”) that engages in no business other than the issuance of such securities and lending the proceeds thereof to the Company;
    (b)    each of such securities of the Company and the loans, if any, made to the Company by the applicable Hybrid Securities Subsidiary with the proceeds of such securities (i) are subordinated to the payment by the Company of its obligations hereunder and (ii) require no repayment, prepayment, mandatory redemption or mandatory repurchase prior to the date that is at least 91 days after the latest scheduled Maturity Date; and
    (c)    such securities are classified as possessing a minimum of at least one of the following: (x) “intermediate equity content” by S&P, (y) “Basket C equity credit” by Moody’s and (z) “50% equity credit” by Fitch.
“Indebtedness” of a Person means, at a particular date, the sum (without duplication) at such date of:
    (a)    indebtedness for borrowed money or for the deferred purchase price of property, goods or services, excluding (i) trade accounts payable arising in the ordinary course of business, (ii) pension liabilities that are not then due and payable and (iii) obligations in respect of Hybrid Securities that are not then due and payable,
    (b)    obligations of such Person under capitalized leases and synthetic leases,
    (c)    debts of third persons guaranteed by such Person or secured by property of such Person (provided that the amount of Indebtedness secured by property of such Person shall be the lesser of (x) the fair market value of such property as of the date of determination and (y) the amount of the Indebtedness as of the date of determination), and

    (d)    any non-contingent reimbursement obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, (d) any Related Fund of any holder of any Note and (e) any trust or fund whose beneficiaries or beneficial owners are Institutional Investors described in the foregoing clauses (a) through (d) hereof.
“Investor Presentation” is defined in Section 5.3.
“Investment Grade Rating” means, for S&P, Fitch or Moody’s, as applicable, (a) if such rating agency has a rating assigned to the Company’s senior, unsecured, non-credit enhanced long-term debt of BBB- or higher by S&P or Fitch and Baa3 or higher by Moody’s; and (b) if such rating agency does not have a rating assigned to the Company’s senior, unsecured, non-credit enhanced long-term debt but has a rating assigned to the Company’s senior, secured long-term debt, BBB or higher by S&P or Fitch and Baa2 or higher by Moody’s.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
“Material Credit Facility” means, as to the Company,
(a)the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b)the Prior Note Purchase Agreements, including any amendments, supplements and restatements thereof; and
(c)any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company, or in respect of which the Company is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” is defined in the first paragraph of each Note.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA (excluding the Western States Office and Professional Employees International Union Pension Fund).
“NAIC” means the National Association of Insurance Commissioners.
“Non-Significant Subsidiary” means, for purposes of Section 11, a Subsidiary that does not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S X promulgated by the SEC (as in effect on the date of the First Closing).
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes Register” is defined in Section 13.1.
“Notes” is defined in Section 1.
“NW Natural” means Northwest Natural Gas Company, an Oregon corporation.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Paying Agent” shall mean any bank or trust company serving as paying agent and appointed by the Company in accordance with Section 22.8.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Commodity Hedging Obligations” means obligations of the Company with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which the Company is exposed in the conduct of its business so long as (a) the management of the Company has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with the Company’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes.
“Permitted Swap Contracts” means obligations of the Company with respect to Swap Contracts entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of interest rates to which the Company is exposed in the conduct of its business so long as (a) the management of the Company has determined that entering into such Swap Contracts are bona fide hedging activities which comply with the Company’s risk management policies and (b) such Swap Contracts are not entered into for speculative purposes.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Prior Note Purchase Agreements” means (a) that certain Note Purchase Agreement dated as of December 19, 2024 among the Company and the purchasers party thereto and (b) that certain that certain Note Purchase Agreement dated as of December 14, 2023 among the Company and the purchasers party thereto.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(d).
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding any event as to which the PBGC by regulation waived the requirements of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.
“Required Holders” means at any time (a) prior to Second Closing, (i) the holders of more than 50% in principal amount of the Notes purchased at the First Closing at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and (ii) the Purchasers of the Notes to be sold at the Second Closing and (b) on or after the Second Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” means any Distribution in respect of any Person or any Subsidiary of such Person (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by such Person or another Subsidiary of such Person), including, without limitation, any Distribution resulting in the acquisition by such Person of

Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (a) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (b) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Second Closing” is defined in Section 3.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, or treasurer of the Company.
“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC (as in effect on the date of the First Closing); provided that NW Natural shall at all times be deemed a Significant Subsidiary; provided further that if the aggregate total assets of all Subsidiaries which are not Significant Subsidiaries exceed 15% of the Consolidated Total Assets, then all Subsidiaries which account for 5% or more of the assets of the consolidated group shall be deemed “Significant Subsidiaries” for all purposes hereunder.
“Source” is defined in Section 6.2.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under Economic Sanctions Laws.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Swap Contract” means any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. § 101), interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect a Person against fluctuations in interest rates or currency exchange rates.
“Total Capitalization” means the sum of Indebtedness, Equity Interests, additional paid-in capital and retained earnings of the Company and its Subsidiaries, taken on a consolidated basis after eliminating all intercompany items.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

[Form of Series E Note]
This Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state or foreign jurisdiction and may not be transferred or resold unless registered under the Securities Act and all applicable state or foreign securities laws or unless an exemption from the requirement for such registration is available.
Northwest Natural Holding Company
5.35% Senior Note, Series E, Due June 4, 2031
No. RE-[_____]    [Date]
$[_______]    PPN 66765N B@3
For Value Received, the undersigned, Northwest Natural Holding Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on June 4, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.35% per annum, from the date hereof, payable semiannually, on the 4th day of June and December in each year, commencing with December 4, 2026 or, subsequent to December 4, 2026, the June or December next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated June 4, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
Schedule 1A
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    Northwest Natural Holding Company

    By:
    Title

1A-2

[Form of Series F Note]
This Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state or foreign jurisdiction and may not be transferred or resold unless registered under the Securities Act and all applicable state or foreign securities laws or unless an exemption from the requirement for such registration is available.
Northwest Natural Holding Company
5.35% Senior Note, Series F, Due August 5, 2031
No. RF-[_____]    [Date]
$[_______]    PPN 66765N B#1
For Value Received, the undersigned, Northwest Natural Holding Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 5, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.35% per annum, from the date hereof, payable semiannually, on the 5th day of February and August in each year, commencing with February 5, 2027 or, subsequent to February 5, 2027, the February or August next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated June 4, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
Schedule 1B
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    Northwest Natural Holding Company

    By:
    Title

1-2

[Form of Series G Note]
This Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state or foreign jurisdiction and may not be transferred or resold unless registered under the Securities Act and all applicable state or foreign securities laws or unless an exemption from the requirement for such registration is available.
Northwest Natural Holding Company
5.83% Senior Note, Series G, Due August 5, 2036
No. RG-[_____]    [Date]
$[_______]    PPN 66765N C*4
For Value Received, the undersigned, Northwest Natural Holding Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 5, 2036 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.83% per annum, from the date hereof, payable semiannually, on the 5th day of February and August in each year, commencing with February 5, 2027 or, subsequent to February 5, 2027, the February or August next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated June 4, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
1-3

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    Northwest Natural Holding Company

    By:
    Title

1-4

1-5

Schedule 4.4(a)(i)
Form of Opinion of In-House Counsel
For The Company
The following opinions are to be provided by In-house counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.
    1.    The Company is a company duly organized and validly existing under the laws of Oregon and has the corporate power and authority to conduct its business as currently conducted, to execute and deliver the Note Purchase Agreement and the Notes and to perform the provisions thereof.
    2.    The Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
    3.    The Notes being purchased by you at such Closing have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
    4.    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of the Note Purchase Agreement or the Notes.
    5.    It was not necessary in connection with the offering, sale and delivery of the Notes purchased by you at such Closing, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes under the Securities Act of 1933 or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939.
    6.    The execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes does not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Significant Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations, by-laws or other constituent document or any other agreement or instrument to which the Company or any Significant Subsidiary is bound or by which the Company or any Significant Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Significant Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Significant Subsidiary.
    7.    Except as disclosed in or contemplated by the Disclosure Documents, no actions, suits or proceedings are pending, or to the knowledge of such counsel threatened, against or
Schedule 4.4(a)(i)
(to Note Purchase Agreement)

affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which (a) individually do not in any manner draw into question the validity of the Note Purchase Agreement or the Notes and (b) in the aggregate, if adversely determined, could not be reasonably expected to have a Material Adverse Effect.

4.4(a)(i)-2

Form of Opinion of Special Counsel
For The Company
The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.
    1.    The Note Purchase Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
    2.    The Notes being purchased by you at such Closing constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
    3.    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of the Note Purchase Agreement or the Notes.
    4.    It was not necessary in connection with the offering, sale and delivery of the Notes purchased by you at such Closing, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes under the Securities Act of 1933 or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939.
    5.    The execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes does not and will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Significant Subsidiary under, any agreement or instrument listed on Exhibit A hereto.
    6.    The Company is not required to register as an “investment company” under the Investment Company Act of 1940.
    7.    None of the transactions contemplated by the Note Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

Schedule 4.4(a)(ii)
(to Note Purchase Agreement)

Exhibit A

    1.    Second Amended and Restated Credit Agreement, dated as of November 3, 2025, among Northwest Natural Holding Company and the lenders party thereto, with JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-syndication agents.

    2.    Credit Agreement, dated as of November 3, 2025, among SiEnery Holding, LLC and the lenders party thereto, with JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-syndication agents.

3.     Term Loan Credit Agreement, dated as of January 6, 2025, as amended by Amendment No. 1 dated as of November 3, 2025, among Northwest Natural Holdings Company, the lenders party thereto and U.S. Bank National Association, as administrative agent and sole bookrunner and lead arranger.

4    Uncommitted Letter of Credit and Reimbursement Agreement, dated as of January 5, 2024, among Northwest Natural Gas Company and the lenders party thereto, with Canadian Imperial Bank of Commerce, New York Branch, as administrative agent.

5.     Mortgage and Deed of Trust, dated as of July 1, 1946, executed and delivered by Portland Gas & Coke Company (now Northwest Natural Gas Company) to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as corporate trustee, as amended and supplemented by various supplemental indentures and other instruments.

4.4(a)(ii)-2

Form of Opinion of Special Counsel
For The Purchasers
[To Be Provided on a Case by Case Basis]

Schedule 4.4(b)
(to Note Purchase Agreement)

Schedule 5.3
Disclosure Materials

Disclosure Documents:
•    Investor Presentation, uploaded to IntraLinks on May 7, 2026.
•    Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
•    Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
•    Company’s Current Reports on Form 8-K filed with the SEC on February 27, 2026 and March 24, 2026, in each case to the extent filed (and not furnished) by the Company with the SEC under the Exchange Act.

Schedule 5.3
(to Note Purchase Agreement)

Schedule 5.4
Subsidiaries of the Company and
Ownership of Subsidiary Stock

(i)    Subsidiaries:

Name	Jurisdiction	% of Shares
Northwest Natural Gas Company (dba NW Natural)	Oregon	100%
Northwest Energy Corporation(1)	Oregon	100%
NWN Gas Reserves LLC(2)	Oregon	100%
NW Natural RNG Holding Company, LLC(1)	Oregon	100%
Lexington Renewable Energy LLC(3)	Delaware	100% Class A Membership units BiocarbN owns 100% Class B Membership units
Dakota City Renewable Energy LLC(3)	Delaware	100% Class A Membership units BiocarbN owns 100% Class B Membership units
NW Natural Energy, LLC	Oregon	100%
NW Natural Gas Storage, LLC(4)	Oregon	100%
NNG Financial Corporation	Oregon	100%
KB Pipeline Company(5)	Oregon	100%
NW Natural Renewables Holdings, LLC	Oregon	100%
NW Natural Ohio Renewable Energy, LLC(8)	Oregon	100%
Marquette Renewable Energy, LLC(9)	Oregon	100%
Toledo Renewable Energy, LLC(9)	Oregon	100%
NW Natural Water Company, LLC	Oregon	100%
Salmon Valley Water Company(6)	Oregon	100%
Mines Park Infrastructure Holdings Company, LLC(6)	Colorado	100%
NW Natural Water of Oregon, LLC(6)	Oregon	100%
Avion Water Company, Inc.(7)	Oregon	50%
Schedule 5.4
(to Note Purchase Agreement)

Name	Jurisdiction	% of Shares
Sunstone Water, LLC(8)	Oregon	100%
Sunstone Infrastructure, LLC(8)	Oregon	100%
Sunriver Water LLC (dba Sunriver Utilities Company)(8)	Oregon	100%
Sunriver Environmental LLC(8)	Oregon	100%
Bents Court Water Company, LLC(8)	Oregon	100%
Emerald Valley Wastewater Company, LLC(8)	Oregon	100%
Lakeshore Water Company, LLC(8)	Oregon	100%
OMSID Infrastructure Holdings Company, LLC(8)	Oregon	100%
Seavey Loop Water Company, LLC(8)	Oregon	100%
South Coast Water Company, LLC(8)	Oregon	100%
NW Natural Water of Washington, LLC(6)	Washington	100%
Cascadia Water, LLC(10)	Washington	100%
Cascadia Infrastructure, LLC(10)	Washington	100%
Suncadia Water Company, LLC(10)	Washington	100%
Suncadia Environmental Company, LLC(10)	Washington	100%
NW Natural Water of Idaho, LLC(6)	Idaho	100%
Avimor Water Reclamation Company, LLC(11)	Idaho	100%
Falls Water Co., Inc.(11)	Idaho	100%
Gem State Water Company, LLC(11)	Idaho	100%
Gem State Infrastructure, LLC(11)	Idaho	100%
Quigley Recycled Water Company, LLC(11)	Idaho	100%
NW Natural Water of Texas, LLC(6)	Texas	100%
Blue Topaz Water, LLC(12)	Texas	100%
Blue Topaz Infrastructure, LLC(12)	Texas	100%
T & W Water Service Company (dba Blue Topaz Utilities)(12)	Texas	100%
NW Natural Water of Arizona, LLC(6)	Oregon	100%
Foothills Water & Sewer, LLC (dba Foothills Utilities)(13)	Arizona	100%
Turquoise Infrastructure, LLC(13)	Oregon	100%
Rose Valley Water Co.(13)	Arizona	100%
NW Natural Water of California, LLC(6)	Oregon	100%
5.4-2

Name	Jurisdiction	% of Shares
Blue Diamond Infrastructure, LLC(14)	Oregon	100%
NW Natural Water Services, LLC (WA dba King Water Company; OR dba Hiland Water)(6)	Oregon	100%
Puttman Infrastructure Services Company, LLC(15)	Oregon	100%
SiEnergy Operating, LLC	Delaware	100%
SiEnergy Holding, LLC(16)	Delaware	100%
SiEnergy Gas, LLC(17)	Texas	100%
T2 Transmission, LLC(17)	Texas	100%
SiEnergy Power Solutions, LLC(17)	Texas	100%
Terra Transmission, LLC(17)	Texas	100%
Pines Holdings, Inc.(17)	Texas	100%
Pines Gas, Inc.(18)	Texas	100%
Pines Gas Development, Inc.(18)	Texas	100%
(1)Wholly-owned subsidiary of Northwest Natural Gas Company; indirect wholly-owned subsidiary of Northwest Natural Holding Company.
(2)Wholly-owned subsidiary of Northwest Energy Corporation; indirect wholly-owned subsidiary of Northwest Natural Gas Company and Northwest Natural Holding Company.
(3)Wholly-owned subsidiary of NW Natural RNG Holding Company, LLC; indirect wholly-owned subsidiary of Northwest Natural Gas Company and Northwest Natural Holding Company.
(4)Wholly-owned subsidiary of NW Natural Energy, LLC; indirect wholly-owned subsidiary of Northwest Natural Holding Company.
(5)Wholly-owned subsidiary of NNG Financial Corporation; indirect wholly-owned subsidiary of Northwest Natural Holding Company.
(6)Wholly-owned subsidiary of NW Natural Water Company, LLC; indirect wholly-owned subsidiary of Northwest Natural Holding Company.
(7)Subsidiary by 50% ownership of NW Natural Water of Oregon, LLC, indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company, and the remaining 50% owned by certain individuals of the Wick Family.
(8)Wholly-owned subsidiary of NW Natural Water of Oregon, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
(9)Wholly-owned subsidiary of NW Natural Renewables Holdings, LLC; indirect wholly-owned subsidiary of Northwest Natural Holding Company.
(10)Wholly-owned subsidiary of NW Natural Water of Washington, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
5.4-3

(11)Wholly-owned subsidiary of NW Natural Water of Idaho, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
(12)Wholly-owned subsidiary of NW Natural Water of Texas, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
(13)Wholly-owned subsidiary of NW Natural Water of Arizona, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
(14)Wholly-owned subsidiary of NW Natural Water of California, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
(15)Wholly-owned subsidiary of NW Natural Water Services, LLC; indirect wholly-owned subsidiary of NW Natural Water Company, LLC and Northwest Natural Holding Company.
(16)Wholly-owned subsidiary of SiEnergy Operating, LLC, indirect wholly-owned subsidiary of Northwest Natural Holding Company.
(17)Wholly-owned subsidiary of SiEnergy Holding, LLC, an indirect wholly owned subsidiary of SiEnergy Operating, LLC and Northwest Natural Holding Company.
(18)Wholly-owned subsidiary of Pines Holdings, Inc., an indirect wholly-owned subsidiary of SiEnergy Holding, LLC, SiEnergy Operating, LLC, and Northwest Natural Holding Company.

(ii)    Affiliates:
BiocarbN Cross River Biogas Dakota City LLC
BiocarbN Cross River Biogas Lexington LLC

Jason J. Wick
Jordan D. Wick

(iii)    Company’s Directors and Senior Officers:

Directors
David H. Anderson
Peter J. Bragdon
Monica Enand
Karen Lee
Mary E. Ludford
Sandra McDonough
Justin B. Palfreyman
Nathan I. Partain
Jane L. Peverett
Malia H. Wasson
Charles A. Wilhoite

Senior Officers
Megan H. Berge
Raymond J. Kaszuba III
Justin B. Palfreyman
5.4-4

Brody J. Wilson

(iv)     Agreements Restricting Distributions:

•Credit Agreement, dated as of November 3, 2025, among SiEnergy Holding, LLC and the lenders party thereto, with JPMorgan Chase Bank, N.A. as administrative agent and Bank of America, N.A., U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-syndication agents.

•Note Purchase Agreement, dated as of August 25, 2025, among SiEnergy Gas, LLC and the purchasers party thereto.

•Note Purchase Agreement, dated as of the date hereof, among NW Natural Water Company, LLC and the purchasers party thereto.

•Order No. 17-526 of the Public Utility Commission of Oregon, dated December 18, 2017, in Docket UM 1804.

•Order No. 01 of the Washington Utilities and Transportation Commission, dated December 28, 2017, in Docket UG-170094, as supplemented by the Errata to Order 01 dated March 13, 2018.

5.4-5

Schedule 5.5
Financial Statements

See the Annual Report on Form 10-K for the year ended December 31, 2025 for the consolidated financial statements of the Company and its Subsidiaries as of and for the years ended December 31, 2025, 2024 and 2023, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 for the consolidated financial statements of the Company and its Subsidiaries as of and for the three-month periods ended March 31, 2025 and 2024.

Schedule 5.5
(to Note Purchase Agreement)

Schedule 5.15

(A)Existing Indebtedness as of March 31, 2026

Northwest Natural Holding Company (“Holdings”)
Schedule 5.15
(to Note Purchase Agreement)

Second Amended and Restated Credit Agreement dated as of November 3, 2025, as amended through Amendment No. 1 dated January 1, 2023, among Northwest Natural Holding Company and JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, TD Bank, N.A., and Truist Bank, due November 3,2030 (“Holdings Revolver”) ($0 principal outstanding of $250,000,000 aggregate commitment)

Northwest Natural Holding Company Commercial Paper Program dated as March 21, 2025, as amended December 2, 2025, among Northwest Natural Holding Company, Wells Fargo Brokerage Services, LLC, Banc of America Securities LLC, Siebert Williams, Shank & Co., LLC and U.S. Bank Trust Company, National Association, as Issuing and Paying Agent ($172,200,000) outstanding balance at 3/31/2026)]

Term Loans:	Outstanding
Credit Agreement dated January 6, 2025, due August 6, 2026 (between Northwest Natural Holding Company and U.S. Bank National Association)	$50,000,000
Senior Unsecured Notes (the “Holdings Senior Notes”):	Outstanding
5.78% Senior Notes, Series E due March 7, 2028 (payable to CoBank, ACB, The Northwestern Mutual Life Insurance Company, Brighthouse Life Insurance Company, MetLife Insurance K.K., Metropolitan Life Insurance Company, Employers Mutual Casualty Company, Horizon Blue Cross Blue Shield of New Jersey, EMC National Life Company and ELL & Co., as nominee for American Family Mutual Insurance Company, S.I.)

5.84% Senior Notes, Series F due March 7, 2029 (payable to CoBank, ACB, The Northwestern Mutual Life Insurance Company, Principal Bank Custodian FBO Homesteaders Life Co, MetLife Insurance K.K. and Metropolitan Life Insurance Company
$100,000,000 $50,000,000
5.52% Senior Notes, Series C due December 19, 2029 (payable to CoBank, ACB, MetLife Insurance, K.K, Metropolitan Life Insurance Company, Metropolitan Tower Life Insurance Company, the Northwestern Mutual Life Insurance Company)

5.86% Senior Notes, Series D due December 19, 2034 (payable to CoBank, ACB, RBC Life Insurance Company)
$90,000,000 $45,000,000
Junior Subordinated Debentures:

Junior Subordinated Debentures due 2055, (payable to J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., U.S. Bancorp Investments, Inc., BMO Capital Markets Corp., CIBC World Markets Corp., RBC Capital Markets, LLC, TD Securities (USA) LLC) (“Holdings JSD”)
Outstanding $325,000,000

See also description of Holdings’ guarantees under NW Natural Water Company, LLC and Subsidiaries heading below.
Northwest Natural Gas Company (“NW Natural”)
5.15-2

Second Amended and Restated Credit Agreement dated as of November 3, 2025, among Northwest Natural Gas Company and JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, TD Bank, N.A., and Truist Bank due November 3, 2030 (“NW Natural Revolver”) ($[_-0] principal outstanding of $400,000,000 aggregate commitment at 3/31/2026)

Northwest Natural Gas Company Commercial Paper Program dated as of February 28, 2025, among NW Natural, Wells Fargo Brokerage Services, LLC, Banc of America Securities LLC, Siebert Williams, Shank & Co., LLC and U.S. Bank Trust Company, National Association, as Issuing and Paying Agent ($0-outstanding at 3/31/2026)

Uncommitted Letter of Credit and Reimbursement Agreement dated January 5, 2024, among Northwest Natural Gas Company and Canadian Imperial Bank of Commerce, New York Branch (“NW Natural LC Agreement”) ($0 outstanding letters of credit at 3/31/2026.

Reimbursement Agreement and Continuing Indemnity Relating to Standby Letters of Credit/Letters of Guarantee dated May 1, 2026, between Northwest Natural Gas Company and Toronto-Dominion Bank, New York Branch ($0 outstanding letters of credit at 3/31/2026)

First Mortgage Bonds1                                    Outstanding

7.050% Series due 2026 (payable to MetLife Inc)	$20,000,000
3.211% Series due 2026 (payable to State Farm Mutual Auto Ins, New York Life Insurance Co, Teachers Insurance & Annuity Association of America, and State Farm Life & Accident Assurance Co)	$35,000,000
7.000% Series due 2027 (payable to MetLife Inc)	$20,000,000
2.822% Series due 2027 (payable to State Farm Mutual Auto Ins, New York Life Insurance Co, Teachers Insurance & Annuity Association of America, Southern Farm Bureau Life Insurance Co, Old Republic Insurance Co, Travelers Cos Inc, American Guaranty Title Co, Oglesby Reinsurance Co, Southern Mutual Church Insurance Co, and Lawyers Mutual Insurance Co of Kentucky)	$25,000,000
1     First Mortgage Bonds have all been issued pursuant to that certain Mortgage and Deed of Trust, dated as of July 1, 1946, executed and delivered by Portland Gas & Coke Company (now Northwest Natural Gas Company) to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as corporate trustee, as amended and supplemented by various supplemental indentures and other instruments, which has a first mortgage lien on certain gas properties owned from time to time by NW Natural.
5.15-3

6.650% Series due 2027 (payable to Brighthouse Life Insurance Co, First Catholic Slovak Ladies Association of the United States of America, Catholic Order of Foresters, Croatian Fraternal Union of America, KSKJ Life American Slovenian Catholic Union, US Financial Life Insurance Co, Repwest Insurance Co, National Farm Life Insurance Co, and Investors Heritage Life Insurance Co)	$19,700,000
6.650% Series due 2028 (payable to Liberty National Life Insurance Co)	$10,000,000
3.141% Series due 2029 (payable to State Farm Mutual Auto Ins, New York Life Insurance Co, Woodmen of the World Life Insurance Society, Travelers Cos Inc, Lincoln National Corp, Great West Casualty Co, Oglesby Reinsurance Co, Kansas City Life Insurance Co, BITCO General Insurance Corp, Old Republic General Insurance Corp, Manufacturers Alliance Insurance Co, Pennsylvania Manufacturers Indemnity Co, Old Republic Surety Co, and State Farm Life & Accident Assurance Co)	$50,000,000
7.740% Series due 2030 (payable to Dai-ichi Life Holdings Inc Group and Funeral Directors Life Insurance Co)	$20,000,000
7.850% Series due 2030 (payable to Dai-ichi Life Holdings Inc Group)	$10,000,000
5.820% Series due 2032 (payable to Teachers Insurance & Annuity Association of America, MetLife Inc, Metropolitan Tower Life Insurance Co, Sentry Insurance Group, Dai-ichi Life Holdings Inc Group, William Penn Association, GBU Financial Life, National Farm Life Insurance Co, ISDA Fraternal Association and American Farm Life Insurance Co)	$30,000,000
5.75% Series due 2033 (payable to Thornburg Investment Management Inc, State Farm Mutual Auto Ins, New York Life Insurance Co, Auto-Owners Insurance Co, Lincoln National Corp, Old Republic National Title Insurance Co, Great West Casualty Co., Country Insurance & Financial Services, Western National Mutual Insurance Co, Indiana Farm Bureau Inc, Old Republic General Insurance Corp, Pennsylvania Manufacturers Association Insurance Co, Great American Contemporary Insurance Co, Vanliner Insurance Co, Michigan Millers Mutual Insurance Co, National Interstate Insurance Co, Agency Insurance Co of Maryland Inc, Republic Indemnity Co of America, Triumphe Casualty Co, and Thornburg Global Investment PLC)
$100,000,000
5.660% Series due 2033 (payable to Athene Holding Ltd, Everlake Life Ins Co, Ameritas Investment Partners Inc, Dai-ichi Life Holdings Inc Group, and Americo Financial Life & Annuity Insurance Co)	$40,000,000
5.18% Series due 2034 (payable to Northwestern Mutual Life Insurance Co, State Farm Life Insurance Company, State Farm Insurance Companies Employee Retirement Trust, and State Farm Life and Accident Assurance Company)	$80,000,000
5.250% Series due 2035 (payable to Pacific Life Insurance Co)	$10,000,000
5.23% Series due 2038 (payable to State Farm Life Insurance Company, State Farm Insurance Companies Employee Retirement Trust, State Farm Life and Accident Assurance Company, United of Omaha Life Insurance Company, and Mutual of Omaha Insurance Company)	$50,000,000
5.15-4

4.000% Series due 2042 (payable to Thrivent Financial for Lutherans, Jackson National Life Insurance Co, Manulife Financial Corp, and New York Life Insurance Co)	$50,000,000
4.136% Series due 2046 (payable to Teachers Insurance & Annuity Association of America, Dai-ichi Life Holdings Inc Group, New York Life Insurance Co, Manulife Financial Corp, Jackson National Life Insurance Co, and Indiana Farm Bureau Inc)	$40,000,000
3.685% Series due 2047 (payable to Manulife Financial Corp, Principal Financial Group Inc, New York Life Insurance Co, and Teachers Insurance & Annuity Association of America)	$75,000,000
4.110% Series due 2048 (payable to New York Life Insurance Co and Cumis Specialty Insurance Co Inc)	$50,000,000
3.869% Series due 2049 (payable to Manulife Financial Corp, Pacific Life Insurance Co, Standard Insurance Co, Lincoln National Corp, Commerce Bank, Kansas City MO, Farm Bureau Life Insurance Co, Ozark National Life Insurance Co, Grange Mutual Casualty Co, Kansas City Life Insurance Co, Catholic Ladies of Columbia, and Farmers & Ranchers Life Insurance)	$90,000,000
3.600% Series due 2050 (payable to Manulife Financial Corp, Teachers Insurance & Annuity Association of America, Penn Mutual Life Insurance Co, New York Life Insurance Co, Knights of Columbus Asset Advisors LLC, Wilton Reassurance Life Co of NY, Country Insurance & Financial Services, Lincoln National Corp, Ozark National Life Insurance Co, Indiana Farm Bureau Inc, Security Life of Denver Insurance Co, Allstate Corp, American Family Insurance Co)	$150,000,000
3.078% Series due 2051 (payable to Dai-ichi Life Holdings Inc Group, Pacific Life Insurance Co, NLG Capital Inc, Principal Financial Group Inc, Teachers Insurance & Annuity Association of America, CNO Financial Group Inc, Lincoln National Corp, New York Life Insurance Co, Farm Bureau Life Insurance Co, Standard Insurance Co, and PFM Asset Management LLC)	$130,000,000
4.780% Series due 2052 (payable to American International Group Inc, Northwestern Mutual Life Insurance Co, Massachusetts Mutual Life Insurance Co, New York Life Insurance Co, and Mutual of Omaha Insurance Co)	$140,000,000
5.43% Series due 2053 (payable to American International Group Inc, Northwestern Mutual Life Insurance Co, and Massachusetts Mutual Life Insurance Co)	$100,000,000
5.15-5

5.13% Series due 2036 (payable to American General Life Insurance Company, The Canada Life Insurance Company of Canada, State Farm Life Insurance Company, State Farm Mutual Automobile Insurance Company, State Farm Fire and Casualty Company, State Farm Insurance Companies Employee Retirement Trust, State Farm Life and Accident Assurance Company, Genworth Life Insurance Company of New York, American Family Mutual Insurance Company, S.I., Southern Farm Bureau Life Insurance Company)	$75,000,000
5.90% Series due 2055 (payable to American General Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Canada Life Assurance Company, Modern Woodmen of America)	$125,000,000

NW Natural Water Company, LLC and Subsidiaries
                                            Outstanding

Credit Agreement dated as of June 10, 2021, among NW Natural Water Company, LLC, Northwest Natural Holding Company, as Guarantor, and Bank of America, N.A., due June 10, 2026 (“NW Natural Water CA”)[2]	$55,000,000[3]
2     NW Natural Water Company, LLC, a wholly-owned subsidiary of Holdings, has entered into an interest rate swap agreement with major financial institutions— the ISDA 2002 Master Agreement dated as of December 21, 2022, by and among Northwest Natural Water Company, LLC and Bank of America, N.A. This swap agreement effectively converts the variable-rate debt of NW Natural Water CA into a fixed rate. Interest payments made between the effective date and expiration date are hedged by this swap agreement.
3     Debt is being repaid substantially concurrently with the proceeds of a senior unsecured offering by NW Natural Water Company, LLC.
5.15-6

SiEnergy Operating, LLC and Subsidiaries

Credit Agreement dated as of November 3, 2025, among SiEnergy Holding, LLC and JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, TD Bank, N.A., and Truist Bank, due November 3, 2030 (“SiEnergy Revolver”) ($-0- principal outstanding of $75,000,000 aggregate commitment at 3/31/2026.)

Senior Secured Notes (“SiEnergy Senior Notes”):	Outstanding
4.86% Series A Senior Secured Notes due August 25, 2030 (payable to Sirius Series MIM PP USIG Corp. fund, American General Life Insurance Company, Legal and General Assurance Society Limited, The United States Life Insurance Company in the City of New York, Hospitals Insurance Company, Inc., CoBank, ACB)

5.42% Series B Senior Secured Notes due August 25, 2035 (payable to MetLife Insurance K.K., MetLife Insurance company of Hamilton, Ltd., State Farm Life Insurance Company, State Farm Insurance Companies Employee Retirement Trust, State Farm Life and Accident Assurance Company, Southern Farm Bureau Life Insurance Company)
$50,000,000 $40,000,000
6.04% Series C Senior Secured Notes due August 25, 2055 (payable to Metropolitan Tower Life Insurance Company, Erie Family Life Insurance Company, MetLife Reinsurance Company of Hamilton, Ltd., Metropolitan Life Insurance Company, Metropolitan Tower Life Insurance Company, MetLife Insurance Company of Korea, Ltd., The Prudential Insurance Company of America, Prudential Arizona Reinsurance Captive Company, Thriven Financial for Lutherans, American General Life Insurance Company, USAA Life Insurance Company)	$95,000,000

(B) Provisions Limiting or Otherwise Restricting
the Company’s Incurrence of Indebtedness

1 – Holdings Revolver - Requires the Company to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of the Company at equal to or less than 70% of Total Capitalization of the Company, with capitalized terms as defined in Holdings Revolver.
2 – Holdings Senior Notes - Requires the Company to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of the Company at equal to or less than 70% of Total Capitalization of the Company, with capitalized terms as defined in the Holdings 2023 Senior Notes.
3 – NW Natural Revolver - Requires NW Natural to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of NW Natural at equal to or less than 70% of Total Capitalization of the Company, with capitalized terms as defined in Holdings Term Loan.
5.15-7

4 – NW Natural Water CA - Requires Holdings, as the Guarantor, to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of the Guarantor at equal to or less than 70% of Total Capitalization of the Guarantor, with capitalized terms as defined in NW Natural Water CA.
5 – Uncommitted Letter of Credit and Reimbursement Agreement (“LC Agreement”) to be dated as of January 5, 2024, among NW Natural and Canadian Imperial Bank of Commerce, New York Branch - Requires the Company to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of NW Natural at equal to or less than 70% of Total Capitalization of the NW Natural, with capitalized terms as defined in LC Agreement.
6 – Holdings JSD - Requires the Company to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of the Company at equal to or less than 70% of Total Capitalization of the Company, with capitalized terms as defined in Holdings JSD.
7 – SiEnergy Revolver - Requires the SiEnergy Holding, LLC to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of the Company at equal to or less than 70% of Total Capitalization of the Company, with capitalized terms as defined in SiEnergy Revolver.
8 – SiEnergy Senior Notes - Requires the SiEnergy Gas, LLC to maintain, as of the end of each fiscal quarter, the Consolidated Indebtedness of the Company at equal to or less than 70% of Total Capitalization

5.15-8

Schedule 10.5
Liens Existing as of June 4, 2026

None.
5.15-9

Exhibit 13.2(A)
[FORM OF]
TRANSFER CERTIFICATE (Transferor)
Northwest Natural Holding Company
250 SW Taylor Street
Portland, Oregon 97204
Attention: Treasurer
Deutsche Bank Trust Company Americas (“Registrar”)
c/o DB Services Americas, Inc.
Attn: Transfer Operations
5201 Gate Parkway, 1st Floor
Jacksonville, FL 32256 USA
Mail Stop JCK-01-218
Email: [dwac.processing@db.com] and [transfer.operations@db.com]

cc:        Deutsche Bank Trust Company Americas
            Trust & Securities Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, NY 10019

Re:    Transfer Northwest Natural Holding Company Senior Notes
A. [______________] [(the “Transferring Holder”)] is the registered owner of $_________________ principal amount of [5.35% Senior Notes, Series E, due June 4, 2031][5.35% Senior Notes, Series F, due August 5, 2031] ][5.83% Senior Notes, Series G, due August 5, 2036] (the “Note(s)”) issued by Northwest Natural Holding Company (the “Company”) pursuant to the Note Purchase Agreement dated __________, 2026, among the Company and the several purchasers identified therein (the “Note Purchase Agreement”). [The Transferring Holder is the beneficial holder of the Note which is registered to [Name of Nominee].] [include if note held in nominee name] Capitalized terms used herein and not otherwise defined shall have those meanings ascribed thereto in the Note Purchase Agreement. The undersigned Transferring Holder has transferred the Note(s) set forth below.
1. Principal Amount of Note and Series of Note Transferred: $_______________________ [5.35% Senior Notes, Series E, due June 4, 2031][5.35% Senior Notes, Series F, due August 5, 2031] [5.83% Senior Notes, Series G, due August 5, 2036] [PPN: ____]
2. Full Legal Name of Transferee: ___________________________________4
4 Include information with respect to intermediary or, to the extent known, the final transferee.
Exhibit 13.2(A)
(to the Note Purchase Agreement)

The above certifications are made for the benefit of the Company and the Registrar.
[INSERT NAME OF TRANSFEROR]
By:    ________________________________
Name:
Title:
Date: _____________________, 20___

(Area reserved for Notary or Signature Verification Program or Medallion Stamp)[5]

Annex I
Signature Verification Requirements

5 See Annex I for signature verification requirements.
Exhibit 13.2(A)
(to the Note Purchase Agreement)

Holder Type	Requirements
Individual Holder
A Medallion Signature Guarantee Stamp is required for transfers. For a change in wire instructions either, but not both, of a Medallion Signature Guarantee Stamp or notarized signature (signed and stamped by a notary public) is required.

Joint Tenant
•ALL Holders’ signatures must be endorsed with a Medallion Signature Guarantee Stamp.
•For a change in wire instructions, either a Medallion Signature Guarantee Stamp or stamped by a notary public (one notary stamp per Holder, unless notary states that all signatures were sworn to on the same date).

Custodial Account
•Custodian signature must be endorsed with a Medallion Signature Guarantee Stamp.
•If a minor beneficiary has reached the age of majority, the Custodian cannot act on account, and a Medallion Signature Guarantee Stamp from the minor beneficiary is required for transfers. For a change in wire instructions, either a Medallion Signature Guarantee Stamp or notarized signature is sufficient.

Trust account
•ALL Trustees signatures endorsed with a Medallion Signature Guarantee Stamp for transfers. For a change in wire instructions, either a Medallion Signature Guarantee Stamp or notarized signature is sufficient.
•Signed by Trustee(s) in their Trustee Capacity.
•We require a certified copy or original of the Trust Agreement showing the Trustee(s)’ authority to act on behalf of the Trust. If the original Trust Agreement is provided, please specify the return address in your request.

Deceased Holder(s)
•Original or Certified copy of Death Certificate.
•Affidavit of Domicile (requires Notary Stamp).
•Certified copy of Certificate of Appointment, Letters of Testamentary or Small Estate Affidavit dated within 60 days of presentment.

Corporation/Business Entity
•A Medallion Signature Guarantee Stamp is required for transfers.
•For a change in wire instructions either, but not both, of a Medallion Signature Guarantee Stamp or notarized signature (signed and stamped by a notary public) is required.
•For a change in wire instructions by a notarized signature (and not Medallion Signature Guarantee Stamp), such signature must be: (a) Must be signed by One (1) officer of the corporation in their capacity (b) notary stamp on the instruction letter for the signor to verify the correct authorized person signed the document (the signature must have a notary stamp), (c) A Corporate Resolution or Incumbency Certificate with a corporate seal naming the authorized officer to indicate they have authority to sign on behalf of the organization (must be dated within the past 6 months and must include a corporate seal or have a written statement on it advising there is no seal), and (d) The Signing Officer on the certificate or resolution may not give themselves the authority to sign on behalf of the corporation and must not be the person signing this request of change.
•Must be endorsed in official capacity with a Signature Validation Program stamp or Medallion Signature Guarantee Stamp, subject to waiver of such requirement by the Transfer Agent for the Notes.

Exhibit 13.2(A)
(to the Note Purchase Agreement)

Exhibit 13.2(B)
[FORM OF]
NOTICE OF TRANSFER CERTIFICATE (Transferee)
Northwest Natural Holding Company
250 SW Taylor Street
Portland, Oregon 97204
Attention: Treasurer
Deutsche Bank Trust Company Americas (“Registrar”)
c/o DB Services Americas, Inc.
Attn: Transfer Operations
5201 Gate Parkway, 1st Floor
Jacksonville, FL 32256 USA
Mail Stop JCK-01-218
Email: [dwac.processing@db.com] and [transfer.operations@db.com]

cc:        Deutsche Bank Trust Company Americas
            Trust & Securities Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, NY 10019

Re:    Transfer Northwest Natural Holding Company Senior Notes
A. [______________] [(the “Transferring Holder”)] is the registered owner of $_________________ principal amount of [5.35% Senior Notes, Series E, due June 4, 2031][5.35% Senior Notes, Series F, due August 5, 2031][5.83% Senior Notes, Series G, due August 5, 2036] (the “Note(s)”) issued by Northwest Natural Holding Company (the “Company”) pursuant to the Note Purchase Agreement dated __________, 2026, among the Company and the several purchasers identified therein (the “Note Purchase Agreement”). [The Transferring Holder is the beneficial holder of the Note which is registered to [Name of Nominee].] [include if note held in nominee name] Capitalized terms used herein and not otherwise defined shall have those meanings ascribed thereto in the Note Purchase Agreement. The Transferring Holder has transferred the Note(s) set forth below to the undersigned transferee (the “Transferee”).
1. Principal Amount of Note and Series of Note to be Transferred: $_______________________ [5.35% Senior Notes, Series E, due June 4, 2031][5.35% Senior Notes, Series F, due August 5, 2031][5.83% Senior Notes, Series G, due August 5, 2036] [PPN: ____]
Exhibit 13.2(B)
(to the Note Purchase Agreement)

2. Full Legal Name of Transferee: ___________________________________6
3. Transferee U.S. Federal Tax ID: __________________________________7

4. Transferee Address for All Communications:
            ______________________________________________
                ______________________________________________
                ______________________________________________
5. Transferee Address for Delivery of Notes (if different from above):
            ______________________________________________
                ______________________________________________
                ______________________________________________
6. Transferee Wire Transfer Instructions for Payments under the Notes:8
    Bank:             ________________________________________
        ABA No.:        ________________________________________
        SWIFT No.:        ________________________________________
        Bank Address:        ________________________________________
        Bank Contact:        ________________________________________
        Account No.:        ________________________________________
        Account Name:    ________________________________________
B. In connection with the transfer of the Notes set forth above, the Transferee hereby certifies that:
1. The Transferee is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as such term is defined in Regulations D promulgated pursuant to the Securities Act, and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Transferee or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such
6 Include information with respect to nominee name, if requested.
7 A Transferee that is a United States Person (as such term is defined in Section 7701(a)(30) of the U.S. Internal Revenue Code), will be required to provide any additional forms reasonably requested by the Company or the Paying Agent for the Notes (if applicable) as necessary to establish the Transferee's status as a United States Person. A Transferee that is not a United States Person will be required to deliver to the Company and the Paying Agent for the Notes (if applicable) such documentation as may be necessary for the Company and the Paying Agent for the Notes (if applicable) to comply with any applicable U.S. tax withholding obligations.
8 If wire transfer details are not provided, all payments will be made by check delivered to Transferee's address for communications set forth in item 4.
Exhibit 13.2(B)
(to the Note Purchase Agreement)

Transferee’s or such pension or trust fund’s property shall at all times be within such Transferee’s or such pension or trust fund’s control.
2. The Transferee understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes; and
3. The Transferee represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by the Transferee to pay for the Notes purchased by the Transferee from the Transferring Holder:
    (a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95 60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95 60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the Transferee's state of domicile; or
    (b)    the Source is a separate account that is maintained solely in connection with the Transferee's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
    (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90 1 or (ii) a bank collective investment fund, within the meaning of the PTE 91 38 and, except as separately disclosed by the Transferee to the Company in writing, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
    (d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84 14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and
Exhibit 13.2(B)
(to the Note Purchase Agreement)

(g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing; or
    (e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96 23 (the “INHAM Exemption”)) managed by an “in house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing; or
    (f)    the Source is a governmental plan; or
    (g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing; or
    (h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
For purposes of the above certifications, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

[Signature Page Follows]

Exhibit 13.2(B)
(to the Note Purchase Agreement)

The above certifications are made for the benefit of the Company and the Registrar.
[INSERT NAME OF TRANSFEREE]
By:    ________________________________
Name:
Title:
Date: _____________________, 20___

(Area reserved for Notary or Signature Verification Program or Medallion Stamp)[9]

Annex I
Signature Verification Requirements
9 See Annex I for signature verification requirements.
Exhibit 13.2(B)
(to the Note Purchase Agreement)

Holder Type	Requirements
Individual Holder
A Medallion Signature Guarantee Stamp is required for transfers. For a change in wire instructions either, but not both, of a Medallion Signature Guarantee Stamp or notarized signature (signed and stamped by a notary public) is required.

Joint Tenant
•ALL Holders’ signatures must be endorsed with a Medallion Signature Guarantee Stamp.
•For a change in wire instructions, either a Medallion Signature Guarantee Stamp or stamped by a notary public (one notary stamp per Holder, unless notary states that all signatures were sworn to on the same date).

Custodial Account
•Custodian signature must be endorsed with a Medallion Signature Guarantee Stamp.
•If a minor beneficiary has reached the age of majority, the Custodian cannot act on account, and a Medallion Signature Guarantee Stamp from the minor beneficiary is required for transfers. For a change in wire instructions, either a Medallion Signature Guarantee Stamp or notarized signature is sufficient.

Trust account
•ALL Trustees signatures endorsed with a Medallion Signature Guarantee Stamp for transfers. For a change in wire instructions, either a Medallion Signature Guarantee Stamp or notarized signature is sufficient.
•Signed by Trustee(s) in their Trustee Capacity.
•We require a certified copy or original of the Trust Agreement showing the Trustee(s)’ authority to act on behalf of the Trust. If the original Trust Agreement is provided, please specify the return address in your request.

Deceased Holder(s)
•Original or Certified copy of Death Certificate.
•Affidavit of Domicile (requires Notary Stamp).
•Certified copy of Certificate of Appointment, Letters of Testamentary or Small Estate Affidavit dated within 60 days of presentment.

Corporation/Business Entity
•A Medallion Signature Guarantee Stamp is required for transfers.
•For a change in wire instructions either, but not both, of a Medallion Signature Guarantee Stamp or notarized signature (signed and stamped by a notary public) is required.
•For a change in wire instructions by a notarized signature (and not Medallion Signature Guarantee Stamp), such signature must be: (a) Must be signed by One (1) officer of the corporation in their capacity (b) notary stamp on the instruction letter for the signor to verify the correct authorized person signed the document (the signature must have a notary stamp), (c) A Corporate Resolution or Incumbency Certificate with a corporate seal naming the authorized officer to indicate they have authority to sign on behalf of the organization (must be dated within the past 6 months and must include a corporate seal or have a written statement on it advising there is no seal), and (d) The Signing Officer on the certificate or resolution may not give themselves the authority to sign on behalf of the corporation and must not be the person signing this request of change.
•Must be endorsed in official capacity with a Signature Validation Program stamp or Medallion Signature Guarantee Stamp, subject to waiver of such requirement by the Transfer Agent for the Notes.

Exhibit 13.2(B)
(to the Note Purchase Agreement)

Northwest Natural Holding Company

250 SW TAYLOR STREET
PORTLAND, OREGON 97204

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

Purchaser Schedule
(to the Note Purchase Agreement)